UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (earliest event reported): November 21, 2018 (November 20, 2018)

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS 66062
(Address of principal executive offices and zip code)

(913) 764-1045
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
The information disclosed under Item 8.01 of this report under "Monthly Operating Report" and "Cautionary Note Regarding Monthly Operating Report" is incorporated herein by reference
Item 8.01    Other Events.
Monthly Operating Report
On November 20, 2018, the Company filed its monthly operating report for the period beginning October 1, 2018 and ending October 31, 2018 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the Southern District of New York. As previously disclosed, the Company has adopted a modified reporting program with respect to its reporting obligations under the federal securities laws, which the Company believes is consistent with the protection of its investors and creditors as set forth in the SEC’s Exchange Act Release No. 9660, dated June 30, 1972, and Staff Legal Bulletin Number 2, dated April 15, 1997. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Cautionary Note Regarding Monthly Operating Report
The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Company’s proceeding under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in Case No. 18-23302 (RDD) (the “Bankruptcy Proceeding”). The Company is not required to publicly update the Monthly Operating Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Monthly Operating Report is based are erroneous. The Monthly Operating Report was not audited or reviewed by independent public accountants, does not contain all of the information and footnotes required by generally accepted accounting principles in the United States, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.
Characterization of Balthazor Termination
In the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2017, filed with the SEC on May 1, 2018, the Company stated that it had concluded, based on facts discovered subsequent to the termination of former CFO Steven Balthazor’s employment on December 31, 2017, that the Company had cause to terminate Mr. Balthazor’s employment. In the light of a subsequent Board of Director authorized independent internal investigation, the Company has determined that Mr. Balthazor’s termination should be treated as having been without cause.

Cautionary Note on Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology. These forward-looking statements include all statements other than historical facts. Any forward-looking statement made in this Form 8-K is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made in this Form 8-K speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
Item 9.01     Financial Statements and Exhibits.

(a)	Exhibits

Exhibit No.	Description
99.1	Monthly Operating Report for the period beginning October 1, 2018 and ending October 31, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: November 21, 2018	By:	/s/ Mark Clermont
Mark Clermont
President